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                                                                    EXHIBIT 99.2



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                                 REVOCABLE PROXY

                                     401(K)

                      ULTRAMAR DIAMOND SHAMROCK CORPORATION

           The Solicitation of these Confidential Voting Instructions is made on behalf of the Board of Directors

The shareholder, as a participant in the Ultramar Diamond Shamrock Corporation 401(k) Plan (the "Plan"), hereby instructs the Trustee of the Plan to appoint Timothy J. Fretthold and Todd Walker, and either of them, with full power of substitution, the attorney and proxy of the said Trustee to represent the interests of the shareholder in Ultramar Diamond Shamrock Corporation Common Stock held under the terms of the Plan, at the Special Meeting of Shareholders of Ultramar Diamond Shamrock Corporation to be held on _______, 2001, and any adjournment thereof, and to vote, with all powers of Common Stock ("Common Stock") credited to the shareholder's account(s) under the Plan as of ________, 2001, the record date for the Special Meeting, upon the matter set forth on the reverse side and upon any other business that may properly come before the meeting or any adjournment thereof.

                               PLEASE ACT PROMPTLY

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C/O PROXY SERVICES
P.O. BOX 9142
FARMINGDALE, NY 11735

VOTE BY INTERNET -- www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL --

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Ultramar Diamond Shamrock Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

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TO VOTE, MARK BLOCKS BELOW IN                UDSC09 KEEP THIS PORTION FOR YOUR
BLUE OR BLACK INK AS FOLLOWS:                RECORDS

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THIS PROXY CARD IS VALID ONLY                DETACH AND RETURN THIS PORTION ONLY
WHEN SIGNED AND DATED.

ULTRAMAR DIAMOND SHAMROCK CORPORATION

Vote On Adoption of the Merger Agreement:

For                 Against           Abstain
[ ]                 [ ]               [ ]

*NOTE* SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

The Board of Directors recommends a vote FOR adoption of the Merger Agreement. You may specify your choices on the items by marking the appropriate boxes. You need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations.

Please be sure to sign and date this Proxy in the boxes below.

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


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Signature                Date                  Signature (Joint Owners)     Date